Exhibit 23.1

CREASON & ASSOCIATES, P.L.L.C.
7170 S. Braden Ave., Suite 100
Tulsa, OK 74136-6333

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Healthsport, Inc.
Oxnard, California

We hereby consent to the incorporation of our report dated April 22, 2009, relating to the consolidated financial statements of Healthsport, Inc. and Subsidiaries as of and for the year ended December 31, 2008, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/Creason & Associates, P.L.L.C.

Tulsa, Oklahoma
March 30, 2010